As filed with the Securities and Exchange Commission on June 8, 1998

                                                Commission File No. 333-______
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                        -----------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                        -----------------------------

                           KBK CAPITAL CORPORATION
            (Exact name of Registrant as specified in its charter)

              Delaware                                       75-2416103
   (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                             301 Commerce Street
                             2200 City Center II
                         Fort Worth, Texas 76102-4122
                                (817) 258-6000

   (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
          1998 EMPLOYEE STOCK PURCHASE PLAN OF KBK CAPITAL CORPORATION
                            (Full title of the plan)

                              Jeffrey P. Kassing
                             301 Commerce Street
                             2200 City Center II
                         Fort Worth, Texas 76102-4122
                                (817) 258-6000
 (Name, address and telephone number including area code, of agent for service)

                         COPIES OF COMMUNICATIONS TO:
                               Jonathan A. Koff
                              Chapman and Cutler
                            111 West Monroe Street
                           Chicago, Illinois 60603
                                (312) 845-3000
                          -------------------------
                       CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                         Proposed      Proposed
                                          maximum      maximum
                            Amount       offering     aggregate      Amount of
Title of securities         to be        price per     offering    registration
to be registered          registered       share       price(1)         fee
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Common Shares,              150,000
no par value                Shares       $12.00      $1,800,000      $531.00
--------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933 solely for the purpose of computing the registration fee.

PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The documents listed below which have been filed with the Securities and Exchange Commission (the "COMMISSION") by KBK Capital Corporation (the "COMPANY" or the "REGISTRANT") pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") are incorporated herein by reference to the extent not modified or superseded by documents subsequently filed or furnished:

      (a) Description of the Common Stock of the Company contained in the Registrant's Registration Statement on Form SB-2, Registration No. 33-77378-D filed with the Commission on April 6, 1994.

      (b) Registrant's Annual Report on Form 10-KSB (File No. O-24220) filed with the Commission on March 27, 1998.

      (c) Registrant's Quarterly Report on Form 10-QSB (File No. O-24220) filed with the Commission on May 14, 1998.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

      The Company undertakes to provide without charge to each person to whom a copy of the Prospectus relating to this Registration Statement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in such Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to KBK Capital Corporation, 301 Commerce Street, 2200 City Center II, Fort Worth, Texas 76102, Attention: Legal Department (telephone: (817) 258-6000).

ITEM 4.  NOT APPLICABLE

ITEM 5.  NOT APPLICABLE

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law ("DGCL") gives Delaware corporations the power to indemnify present and former officers and directors under certain circumstances. The Company's Certificate of Incorporation provides for indemnification by the Company of certain persons (including officers and directors) in connection with any action, suit or proceeding brought or threatened against such person by reason of his position with the Company or service at the request of the Company. The Certificate of Incorporation further provides that indemnification shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      In addition, the Company maintains insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against or incurred by them in such capacity or arising out of their status as such whether or not the Company would have the power to indemnify such director, officer, employee or agent against such liability under the applicable provisions of the DGCL or the Company's bylaws. The Company currently maintains a directors and officers liability policy in the amount of $2,000,000.00.

ITEM 7.  NOT APPLICABLE

ITEM 8.  EXHIBITS

      See List of Exhibits on page II-5 hereof.

ITEM 9.  UNDERTAKINGS

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 8, 1998.

                                            KBK CAPITAL CORPORATION

                                            By: /s/ ROBERT J. MCGEE
                                            Robert J. McGee,
                                            Chairman of the Board,
                                            Chief Executive Officer and Director

                              POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints Robert J. McGee and Jeffrey P. Kassing and each of them, his true and lawful attorneys-in-fact and agents, with full power and substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all pre-effective and/or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 8, 1998.

      SIGNATURE                                    TITLE

      /s/ ROBERT J. MCGEE                         Chairman of the Board,
      Robert J. McGee                             Chief Executive Officer
                                                  and Director
                                                  (Principal executive officer)

      /s/ JAY K. TURNER                           Executive Vice President
      Jay K. Turner                               and Chief Financial Officer
                                                  (Principal financial officer)

      /s/ DEBORAH B. WILKINSON                    Vice President, Controller and
      Deborah B. Wilkinson                        Assistant Secretary
                                                  (Principal accounting officer)

      /s/ HARRIS A. KAFFIE                        Director
      Harris A. Kaffie

      /s/ THOMAS M. SIMMONS                       Director
      Thomas M. Simmons

      /s/ KENNETH H. JONES, JR.                   Director
      Kenneth H. Jones, Jr.

      /s/ R. EARL COX, III                        Director
      R. Earl Cox, III

      /s/ MARTHA V. LEONARD                       Director
      Martha V. Leonard

      /s/ DANIEL R. FEEHAN                        Director
      Daniel R. Feehan

      /s/ THOMAS L. HEALEY                        Director
      Thomas L. Healey

                                                                    SEQUENTIALLY
 EXHIBIT                                                              NUMBERED
 NUMBER                         DESCRIPTION                             PAGE

  4.1    1998 Employee Stock Purchase Plan of KBK Capital Corporation.

  4.2    Specimen Certificate (incorporated by reference to Exhibit
         4.1 to the Registrant's Registration Statement on Form SB-2, Registration No. 33-77378-D filed with the Commission on April 6, 1994)

  5.1 Opinion of counsel for the Registrant, regarding the legality of the securities registered hereunder

 23.1    Consent of counsel for the Registrant (included in Exhibit
         5.1 hereto)

 23.2    Consent of KPMG Peat Marwick LLP

 24.1    Power of Attorney (included on Page II-3 of this Registration
         Statement)

                                      II-5